UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2020

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02
Results of Operations and Financial Condition.

On August 4, 2020 cbdMD, Inc. issued a press release announcing the unaudited net sales of its Paw CBD, Inc. subsidiary for the third quarter of fiscal 2020. A copy of this press release is furnished as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of cbdMD, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits.
		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

99.1	Press release dated August 4, 2020				Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: August 4, 2020	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer